Exhibit 99.1

AT THE COMPANY:	IR INQUIRIES:
Suzanne Runald	Todd Kehrli or Jim Byers
Public Relations 949-362-5800 pr@smithmicro.com	MKR Group 323-468-2300 smsi@mkr-group.com

Smith Micro Reports Fourth Quarter and Fiscal Year 2015 Financial Results

Achieves non-GAAP Profitability in the Fourth Quarter

ALISO VIEJO, CA, March 8, 2016 – Smith Micro Software, Inc. (NASDAQ:SMSI), today reported financial results for the fourth quarter and full year ended December 31, 2015, including a return to profitability for the fourth quarter of fiscal 2015.

“Revenue for the fourth quarter was $10.0 million and we were profitable on a non-GAAP basis,” said William W. Smith Jr., President and CEO of Smith Micro Software. “In 2015, we were able to increase revenues seven percent year over year to $39.5 million, increase gross profit 13 percent, decrease non-GAAP operating expenses by 11 percent, and hold cash and cash equivalents essentially flat for the year.”

“We worked hard in 2015 to engage significant new customers, and we signed multiple new deals in the fourth quarter that included a North America wireless carrier, our second MSO/cable company, and a well-known handset OEM, all using our NetWise solution. We anticipate these new agreements will begin to ramp by mid-year, which will help offset the decreased revenue we expect from Sprint as a result of their cost cutting measures,” Mr. Smith concluded.

Fiscal Fourth Quarter 2015 Financial Results:

Smith Micro reported revenues of $10.0 million for the fourth quarter ended December 31, 2015, compared to $10.6 million reported in the fourth quarter of 2014.

Fourth quarter 2015 gross profit on both a GAAP and non-GAAP basis (which excludes stock compensation) was $8.0 million, compared to $8.3 million reported in the fourth quarter of 2014.

Smith Micro Software Fourth Quarter 2015 Financial Results	Page 2 of 7

GAAP and non-GAAP gross profit as a percentage of revenues was 80.0 percent for the fourth quarter of 2015, compared to a GAAP and non-GAAP gross profit as a percentage of revenues of 78.7 percent and 78.8 percent, respectively, for the fourth quarter of 2014.

GAAP net loss was $591,000, or $0.01 loss per share, for the fourth quarter of 2015, compared to GAAP net income of $205,000, or $0.00 earnings per share, for the fourth quarter of 2014.

Non-GAAP net income (which excludes stock-based compensation and normalizes tax expense) for the fourth quarter of 2015 was $4,000, or $0.00 earnings per share, compared to non-GAAP net income of $492,000, or $0.01 earnings per share, for the fourth quarter of 2014.

Fiscal 2015 Financial Results:

For the fiscal year ended December 31, 2015, the Company reported revenues of $39.5 million, compared to $37.0 million for fiscal year 2014, an increase of 6.8 percent.

Fiscal year 2015 gross profit on both a GAAP and non-GAAP basis (which excludes stock compensation) was $31.4 million, compared to $27.7 million on both a GAAP and non-GAAP basis for the fiscal year 2014, an increase of 13.4 percent.

GAAP and non-GAAP gross profit as a percentage of revenues was 79.4 percent for fiscal year 2015, compared to 74.8 percent for the fiscal year 2014.

GAAP net loss for the fiscal year ended December 31, 2015 was $2.6 million, or $0.06 loss per share, compared to a net loss of $11.8 million, or $0.29 loss per share, for fiscal year 2014. GAAP net loss for fiscal 2014 included restructuring charges to expense of $2.4 million.

Non-GAAP net loss (which excludes stock-based compensation and normalizes tax expense) for the fiscal year ended December 31, 2015 was $0.2 million, or $0.00 loss per share, compared to a non-GAAP net loss of $4.9 million, or $0.12 loss per share, for fiscal year 2014.

Total cash and cash equivalents and short-term investments at December 31, 2015 were $12.9 million.

The Company uses a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss) and earnings (loss) per share in the presentation of financial results in this press release. Management believes that this presentation may be more meaningful in analyzing our income generation

Smith Micro Software Fourth Quarter 2015 Financial Results	Page 3 of 7

since stock-based compensation is excluded from the non-GAAP earnings calculation and adjustments are made for Proforma taxes. Since we are in a cumulative loss position, the non-GAAP income tax expense (benefit) for the fiscal year 2015 was computed by using a tax rate of 38 percent using the Company’s normalized combined U.S. federal, state and foreign statutory tax rates less various tax adjustments. This presentation may be considered more indicative of our ongoing operational performance. The tables below present the differences between non-GAAP earnings and net loss on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro Software may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call:

Smith Micro Software will hold an investor conference call today to discuss the Company’s fourth quarter and total year 2015 results at 4:30 p.m. ET, March 8, 2016. To access the call, dial (888) 438-5519 and when prompted provide the passcode “4582975.” Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.:

Smith Micro provides software to simplify and enhance the mobile experience. Our network access, insights, and optimization solutions ensure the best Quality of Experience for wireless users, while embedded mobile software creates new opportunities for wireless service providers and B2C businesses to engage with consumers via smartphones. Our portfolio also includes content monetization solutions such as visual messaging, video streaming, and a variety of 2D and 3D graphics applications. For more information, visit smithmicro.com. (NASDAQ: SMSI)

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation, forward-looking statements relating to the company’s financial prospects and other projections of its performance, the existence of new sales opportunities and interest in the company’s products and solutions, the company’s ability to increase its revenue by capitalizing on new opportunities, customer concentration given that the majority of our sales depend on a few large client relationships, including Sprint, and the risk of being delisted from NASDAQ if we fail to meet any of the listing requirements. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are changes in demand for the company’s products from its customers and their end-users, new and changing technologies, customer acceptance and timing of deployment of those technologies, and the company’s ability to compete effectively with other software and technology companies. These and other factors discussed in the company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software Fourth Quarter 2015 Financial Results	Page 4 of 7

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

Note:    Financial Schedules Attached

Smith Micro Software Fourth Quarter 2015 Financial Results	Page 5 of 7

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts) - unaudited

	GAAP	Stock Compensation	Taxes	Non- GAAP
Three Months Ended 12/31/15:
Gross profit	$8,002	$2	$—	$8,004
Income (loss) before provision for income taxe	($546)	$552	$—	$6
Net income (loss)	($591)	$552	$43	$4
EPS-diluted	($0.01)	$0.01	$0.00	$0.00
Three Months Ended 12/31/14:
Gross profit	$8,309	$3	$—	$8,312
Income before provision for income taxes	$214	$580	$—	$794
Net income (loss)	$205	$580	($293)	$492
EPS-diluted	$0.00	$0.01	($0.01)	$0.01
Twelve Months Ended 12/31/15:
Gross profit	$31,355	$11	$—	$31,366
Loss before provision for income taxes	($2,534)	$2,249	$—	($285)
Net loss	($2,602)	$2,249	$176	($177)
EPS-diluted	($0.06)	$0.05	$0.01	($0.00)
Twelve Months Ended 12/31/14:
Gross profit	$27,662	$13	$—	$27,675
Loss before provision for income taxes	($11,750)	$3,821	$—	($7,929)
Net loss	($11,799)	$3,821	$3,062	($4,916)
EPS-diluted	($0.29)	$0.09	$0.08	($0.12)

Smith Micro Software Fourth Quarter 2015 Financial Results	Page 6 of 7

Smith Micro Software, Inc.

Statements of Comprehensive Income (Loss) for the Three and Twelve Months Ended December 31, 2015 and 2014

(in thousands, except per share amounts) - unaudited

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues	$10,006	$10,554	$39,507	$36,979
Cost of revenues	2,004	2,245	8,152	9,317

Gross profit	8,002	8,309	31,355	27,662
Operating expenses:
Selling and marketing	2,263	2,088	8,902	9,559
Research and development	3,595	3,146	13,863	14,192
General and administrative	2,691	2,858	11,128	13,218
Restructuring expense	—	—	—	2,435

Total operating expenses	8,549	8,092	33,893	39,404

Operating income (loss)	(547)	217	(2,538)	(11,742)
Interest and other income (expense), net	1	(3)	4	(8)

Income (loss) before provision for income taxes	(546)	214	(2,534)	(11,750)

Provision for income tax expense	45	9	68	49

Net income (loss)	$(591)	$205	$(2,602)	$(11,799)

Other comprehensive loss, before tax:
Unrealized holding losses on available-for-sale securities	(2)	—	(1)	—
Income tax expense related to items of other comprehensive income	—	—	—	—

Other comprehensive loss, net of tax	(2)	—	(1)	—

Comprehensive income (loss)	$(593)	$205	$(2,603)	$(11,799)

Loss per share:
Basic and diluted	$(0.01)	$0.00	$(0.06)	$(0.29)
Weighted average shares outstanding:
Basic and diluted	45,860	45,053	45,946	40,649

Smith Micro Software Fourth Quarter 2015 Financial Results	Page 7 of 7

Smith Micro Software, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31, 2015	December 31, 2014
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash & cash equivalents	$8,819	$10,165
Short term investments	4,078	2,880
Accounts receivable, net	8,145	8,216
Income tax receivable	13	706
Inventory, net	39	97
Prepaid and other assets	692	765

Total current assets	21,786	22,829
Equipment & improvements, net	2,492	4,273
Other assets	195	214
Deferred tax asset	—	74

TOTAL ASSETS	$24,473	$27,390

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,708	$1,521
Accrued liabilities	5,064	5,752
Deferred revenue	440	1,498
Deferred tax liability	—	74

Total current liabilities	7,212	8,845
Long-term liabilities	3,235	3,643

Total non-current liabilities	3,235	3,643
Stockholders’ Equity:
Common stock	46	45
Additional paid in capital	224,867	223,141
Accumulated comprehensive deficit	(210,887)	(208,284)

Total stockholders’ equity	14,026	14,902

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$24,473	$27,390